Exhibit 99.2

Catalent, Inc.
Corporate Governance Guidelines
(Last Revised August 24, 2017)

INTRODUCTION
The Board of Directors (the “Board”) of Catalent, Inc. (the “Company”) has adopted these corporate governance guidelines (“Corporate Governance Guidelines”), which describe the principles and practices that the Board will follow in carrying out its responsibilities. These Corporate Governance Guidelines will be reviewed by the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and stock exchange requirements.

A.	Role and Responsibility of the Board

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

B.	Board Composition, Structure and Policies

1.
Independence of Directors. The Company defines an “independent” director in accordance with Section 303A.02 of the Listed Company Manual of the New York Stock Exchange (“NYSE”). The Board shall make an affirmative determination at least annually as to the independence of each director. The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for determining affirmatively, as to each independent director, that no material relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

2.
Selection of Chair of the Board and Chief Executive Officer. The Board shall select its chair (“Chair”) and the Company’s Chief Executive Officer (“CEO”) in a manner it considers to be in the best interests of both the Company and the Company’s stockholders. Therefore, the Board does not have a policy on whether the role of Chair and CEO should be separate or combined and, if it is to be separate, whether the Chair should be selected from the independent directors.

3.
Director Qualification Standards. The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board candidates to be nominated for election to the Board. It is expected that the Nominating and Corporate Governance Committee will consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Corporate Governance Committee may also consider the extent to which a candidate for director would fill a present need on the Board. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws and the requirements of applicable Delaware or federal law, whose qualifications the Nominating and Corporate Governance Committee will consider.

4.
Board Composition. The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The size of the Board shall be as provided in the Company’s bylaws and certificate of incorporation or as approved by the Board. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and making recommendations to the Board concerning the appropriate composition and size of the Board in order to ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds.

5.
Change in Present Job Responsibility. Directors should offer to resign upon a significant change of the director’s principal current employer or principal employment, or other similarly significant change in professional occupation or association. The Board shall determine the action, if any, to be taken with respect to the offer to resign.

6.
Mandatory Resignation Policy in Uncontested Elections. In an uncontested election of directors (i.e., an election of directors at any meeting of stockholders other than a Contested Election Meeting (as defined in the Company’s bylaws)) any nominee for director who does not receive more votes for such nominee’s election than votes cast against such nominee’s election will promptly offer such nominee’s resignation to the Chair or the Secretary of the Company following certification of the stockholder vote.

The Nominating and Corporate Governance Committee will promptly consider the offer to resign submitted by that director and will recommend to the Board what action it believes should be taken in response to the offered resignation. In deciding the action to be taken with respect to any such resignation offer tendered under this policy, the Nominating and Corporate Governance Committee and the Board shall consider what they believe is in the best interests of both the Company and the Company’s stockholders. In this regard, the Nominating and Corporate Governance Committee and the Board should consider all factors deemed relevant, including but not limited to: (a) any stated reasons why stockholders cast votes against such director, (b) the basis for any recommendation to stockholders to vote against such director, (c) any alternative for curing the underlying cause of votes against such director, (d) the director's tenure, (e) the director's qualifications, (f) the director's past and expected future contributions to the Board and the Company, and (g) the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory, contractual or other requirements. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and any additional factor the Board believes to be relevant. The Nominating and Governance Committee’s recommendation and the Board’s actions with respect to any such resignation offer may include: (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement director with the necessary qualifications, background and experience can be identified, considered and elected to the Board, (iii) maintaining the director but addressing the underlying cause of the votes against such director, (iv) resolving that the director will not be re-nominated for the next applicable election, or (v) rejecting the resignation offer.
The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than ninety (90) days following the date of the stockholders’ meeting during which the election occurred. Following the Board’s decision, the Company will promptly publicly disclose the Board’s decision whether to accept the offered resignation, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the United States Securities and Exchange Commission. A resignation offer accepted under this policy will become effective immediately upon acceptance by the Board or at such other time as determined by the Board consistent with this policy.
To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Any director who offers a resignation pursuant to this provision will not participate in the consideration by the Nominating and Corporate Governance Committee or the Board of whether to accept the offered resignation. If a majority of the members of the Nominating and Corporate Governance Committee did not receive more for votes than against votes, then the independent directors (excluding those independent directors, if any, who did not receive more for votes than against votes in the most recent election) will appoint a Board committee solely for the purpose of considering the offered resignations and making a recommendation to the Board whether to accept them, which committee may, but need not, consist of all independent directors; provided, however, that if there are fewer than three independent directors who received more for votes than against votes in the election, then such committee will be comprised of all independent directors, and each independent director who is required by these Corporate Governance Guidelines to offer a resignation will not participate in the consideration by the committee and the Board of whether to accept that director’s offer to resign.
This guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.

7.
Retirement Age for Directors. Directors are required to tender their resignation to the Board when they reach the age of 75. A director elected to the Board prior to that director’s 75th birthday may continue to serve until the annual stockholders meeting coincident with or next following such 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may accept such resignation or decline such resignation and waive this requirement (for a definite or indefinite period, as determined by the Board) as to any director if it deems such waiver to be in the best interests of the Company and its stockholders.

8.
Director Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors and coordinate director continuing education programs. The orientation programs are designed to familiarize new directors with the Company’s businesses, strategies and challenges and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. As appropriate, management shall prepare additional educational sessions for directors on matters relevant to the Company and its business. Directors are also encouraged to participate in educational programs relevant to their responsibilities, including programs conducted by universities and other educational institutions.

9.
Lead Director. Whenever the Chair is also the CEO or is a director who does not otherwise qualify as an “independent director”, the independent directors shall elect from among themselves a lead director (the “Lead Director”) of the Board at least once annually according to the following selection process:

(a)	The Nominating and Corporate Governance Committee will nominate a director who qualifies as an independent director to serve as the Lead Director. In nominating a candidate for Lead

Director, the Nominating and Corporate Governance Committee may consider these Corporate Governance Guidelines and the criteria and qualifications set forth in Annex A hereto.

(b)
Each director who qualifies as an independent director will be given the opportunity, by secret ballot, to vote in favor of the Lead Director nominee or to write in a candidate of such director’s own choice. In electing a Lead Director, the independent directors may consider these Corporate Governance Guidelines and the criteria and qualifications set forth in Annex A hereto.

(c)
The Lead Director will be elected by a majority of the votes cast pursuant to the secret ballot described in clause (b) above. If no independent director receives a majority of the votes cast pursuant to such ballot, one or more run-off elections between the independent directors who received the two (2) highest vote tallies shall subsequently be conducted in accordance with the procedures described in clause (b) above until a Lead Director has been elected by a majority of the votes cast by the independent directors.

The Lead Director will serve until the next annual meeting of stockholders, unless otherwise determined by the Board. Reappointment as Lead Director, however, should generally not result in service as Lead Director exceeding five consecutive years, but such time limit may be waived in the Board’s discretion. A description of the roles and responsibilities of Lead Director is set forth in Annex B hereto; provided, however, that the Board may assign additional responsibilities to the Lead Director with the Lead Director’s consent.

10.
Term Limits. The Board does not have a policy to impose term limits for directors because such a policy may deprive the Board of the service of directors who have developed, through valuable experience over time, an increasing insight into and familiarity with the Company and its operations.

C.Board Meetings

1.	Frequency of Meetings. The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board.

2.
Selection of Board Agenda Items. The Chair, with approval from the Lead Director (if one has been elected), shall set the agenda for Board meetings with the understanding that other members of the Board may provide suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Any member of the Board may request that an item be included on the agenda.

3.
Access to Management and Independent Advisors. Board members shall have free access to all members of management and employees of the Company. Generally, any meeting or contact that a director wishes to initiate with an employee should be arranged through the CEO or Secretary of the Company. The Board expects that there will be opportunities for directors to meet with the CEO and other members of senior management in Board and committee meetings and in other formal or informal settings. In addition, Board members may consult with independent legal, financial, accounting and other advisors, at the Company’s expense, as necessary and appropriate and in accordance with the Board committee charters, to assist in their duties to the Company and its stockholders.

4.
Executive Sessions. To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in executive session at most Board meetings with no members of management present. If the group of non-management directors includes directors who have not been determined to be independent, then the independent directors will meet in a private session at least once a year. The Lead Director, if any, or a director designated by the non-management or independent directors, as applicable, will preside at the executive sessions.

D.Committees of the Board
The Board shall have at least three committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation and Leadership Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee. Each committee shall have a written charter and shall report regularly to the Board summarizing the committee’s actions and any significant issues considered by the committee.

Each committee of the Board shall be comprised of no fewer than the number of members set forth in the relevant committee charter. In addition, each committee member must satisfy the membership requirements set forth in the relevant committee charter. A director may serve on more than one committee.
The Nominating and Corporate Governance Committee shall be responsible for identifying Board members qualified to fill vacancies on any committee and recommending that the Board appoint the identified member or members to the applicable committee. The Board, taking into account the views of the Chair and the Nominating and Corporate Governance Committee, shall designate one member of each committee as chair of such committee. Committee chairs shall be responsible for setting the agendas for their respective committee meetings and otherwise overseeing each committee’s compliance with its charter.

E.	Expectations of Directors
The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with applicable laws, rules, regulations and listing standards. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of both the Company and the Company’s stockholders. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1.
Commitment and Attendance. All directors are expected to make best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference.

2.
Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which such director serves. Management will make appropriate personnel available to answer any question a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

3.
Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. The Company has adopted Standards of Business Conduct (the “Standards”), and directors are expected to adhere to the Standards.

4.
Other Directorships and Significant Activities. Serving on the Board requires significant time and attention. Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities properly. It is expected that, without specific approval from the Board, no director will serve on more than five public company boards (including the Company’s Board) and no member of the Audit Committee will serve on more than three public company audit committees (including the Company’s Audit Committee); provided, however, that, a member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee) if the Board (i) determines that such concurrent service would not impair the ability of any such director to effectively serve on the Company’s Audit Committee and (ii) discloses such determination either on or through the Company’s website or in the annual proxy statement. In addition, directors who also serve as CEOs or in equivalent positions at other public companies generally should not serve on more than two outside public company boards. Directors should advise the chair of the Nominating and Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units.

5.
Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with such director’s service on the Board.

F.Management Succession Planning
The Board will periodically review a succession plan relating to the CEO and the other executive officers of the Company that is developed by management. The Board may also delegate oversight of the succession plan developed by management to one or more of its committees. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the CEO and the other executive officers of the Company.

G.	Evaluation of Board Performance
The Board, acting through the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Nominating and Corporate Governance Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.

H.	Board Compensation
The Compensation Committee will review the form and amount of director compensation from time to time and recommend any change to the Board, as it deems appropriate. Non-employee directors are expected to receive a portion of their annual retainer in the form of equity. Directors who are employed by the Company are not paid additional compensation for their services as directors or committee members.

I.	Communications with Interested Parties
The CEO is responsible for establishing effective communications with all interested parties, including stockholders of the Company. It is the policy of the Company that management speaks for the Company. This policy does not preclude outside directors, including the Lead Director, if any, from communicating with stockholders or other interested parties (subject, at all times, to compliance with the requirements of applicable law, including Regulation FD under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) but it is expected that, in most circumstances, any such communications will be coordinated with management.

J.	Communications with Non-Management Directors
Anyone who would like to communicate with, or otherwise make concerns known directly to any then-serving Lead Director, the chair of any committee of the Board, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 14 Schoolhouse Road, Somerset, New Jersey 08873, who will forward such communications to the appropriate party.
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ANNEX A

LEAD DIRECTOR Qualifications & Criteria
Each of the Nominating and Corporate Governance Committee and the Board’s independent directors, when selecting a Lead Director Nominee or voting to elect the Lead Director, as applicable, may consider the following qualifications of each director eligible to serve as the Lead Director:

•	Breadth of senior management and leadership experience with one or more companies, including having previously served as the CEO of a public company;

•	Breadth of corporate governance leadership experience with one or more companies, including current or prior service on the board of directors of multiple public companies;

•	Ability and willingness to commit the time and energy necessary to properly carry out the Lead Director’s responsibilities set forth on Annex B to the Company’s Corporate Governance Guidelines;

•
Relationship with Company management, taking into consideration both the director’s independence from Company management and the director’s ability to effectively, efficiently and professionally work with Company management;

•	Ability to effectively communicate with major stockholders of the Company, if requested to do so;

•	Ability to lead the Company during a crisis, if necessary;

•	Understanding of the Company’s business, operations, industry and corporate strategy;

•	Interpersonal skills necessary to build consensus and foster communication among directors;

•	Personal judgment, confidence and integrity; and

•	Such other qualifications and criteria as deemed necessary or appropriate.
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ANNEX B

DESCRIPTION OF LEAD DIRECTOR RESPONSIBILITIES
The Lead Director shall help coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management, and shall have the following authority:

•	Preside over all meetings of the Board at which the Chair is not present, including any executive sessions of the independent directors or the non-management directors;

•	Assist in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	Request the inclusion of certain materials for Board meetings;

•	Approve, as needed, information sent to the Board;

•	Communicate to the CEO, together with the chair of the Compensation Committee, the results of the evaluation of CEO performance conducted by the Board or one of its committees;

•	Collaborate with the CEO on Board meeting agendas and approve such agendas;

•	Collaborate with the CEO in determining the need for special meetings of the Board;

•
Provide leadership and serve as temporary Chair or CEO in the event of the inability of the Chair or CEO to fulfill such role(s) due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director shall have the authority to convene meetings of the full Board or management;

•	Be available for consultation and direct communication if requested by major stockholders;

•	Act as the liaison between the independent or non-management directors and the Chair, as appropriate;

•	Call meetings of the independent or non-management directors when necessary and appropriate; and

•
Recommend to the Board, in concert with the chair of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company.

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